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                                                                  EXHIBIT 10.17


                                 PROMISSORY NOTE


U.S. $2,225,000                                   Dated as of February 17, 2000
or such portion thereof
as has been advanced

         FOR VALUE RECEIVED, the undersigned, BEACON EDUCATION MANAGEMENT, INC., a Delaware corporation ("Borrower"), PROMISES TO PAY to the order of KINDERCARE LEARNING CENTERS, INC., a Delaware corporation ("Lender"), on February 17, 2005 (the "Maturity Date"), the lesser of (i) Two Million Two Hundred Twenty Five Thousand Dollars ($2,225,000), or (ii) the unpaid principal amount of all advances made by Lender to Borrower pursuant to the Loan Agreement referred to below plus unpaid interest thereon. Notwithstanding the foregoing, no unpaid principal amount or interest on the Term Loans shall be payable if such amounts have been previously converted into Common Stock of Borrower pursuant to the Loan Agreement.

         For purposes of this Note, the following terms shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

         "Interest Rate" means, for any day, a rate per annum equal to the lesser of (a) the highest rate allowed by law, or (b) eight percent (8%) per annum.

         "Loan Agreement" means the Equity Purchase and Loan Agreement dated as of even date herewith by and between Borrower and Lender, as the same may be amended, supplemented or otherwise modified from time to time.

         Borrower shall pay interest on the unpaid principal balance of this Note from the date hereof until the repayment in full thereof at the Interest Rate. Interest shall be calculated based on a 365/366-day year and the actual number of days elapsed, and shall be compounded semiannually. Principal and accrued interest shall be due and payable in full on the Maturity Date.

         Both principal and interest are payable in United States Dollars in immediately available funds. All principal and interest shall be paid to Lender pursuant to the payment provisions in the Loan Agreement.

         The terms and provisions of the Loan Agreement are hereby incorporated herein by this reference, and reference is made to the Loan Agreement for the basic terms of the Term Loan. The Loan Agreement, among other things, contains provisions for (i) acceleration of the maturity hereof upon the happening of certain stated events, (ii) prepayments on account of principal hereof prior to the Maturity Date upon the terms and conditions therein specified, (iii) reborrowings of amounts upon the terms and conditions therein specified, (iv) conversion, from


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time to time, of all or a portion of the unpaid principal and interest on the
Term Loans into Common Stock of Borrower, and (v) the simultaneous advance and conversion, from time to time, of any unadvanced portion of the Commitment into Common Stock of Borrower.

         The Lender may, from time to time, make a notation on the attached schedule, of any advance, repayment and/or conversion of a Term Loan and such notation shall be rebuttable presumptive evidence that such advance, repayment and/or conversion has occurred; provided, however, that the failure to make a notation of any such advance, repayment and/or conversion shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Loan Agreement with respect to payments of principal or interest on any Term Loan or this Note or the obligation of the Borrower to recognize any conversion of any Term Loan into Common Stock.

         In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise. Borrower waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note.

         This Note shall be binding upon the Borrower and its permitted successors and assigns and shall inure to the benefit of the Lender and its permitted successors and assigns.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of the date and year first above written.



                                       BEACON EDUCATION MANAGEMENT, INC.


                                       By:      /s/ W. R. DeLoache, Jr.
                                           ------------------------------------
                                       Name:    W. R. DeLoache, Jr.
                                             ----------------------------------
                                       Title:   Chairman
                                               --------------------------------



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